UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IMAGEWARE SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

IMAGEWARE SYSTEMS, INC.
10883 Thornmint Road
San Diego, CA 92127

The Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on November 20, 2006 is hereby amended to correct the record date for its Annual Meeting of Stockholders to be held on December 4, 2006 (the “Annual Meeting”).  The record date for the Annual Meeting was reported in the Registrant’s definitive proxy statement as October 5, 2006.  The correct record date for the Annual Meeting is Monday, October 9, 2006.  Accordingly, only stockholders of record at the close of business on October 9, 2006 may vote at the Annual Meeting or any adjournment or postponement thereof.  All references to “October 5, 2006” in the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on November 20, 2006 are hereby amended to “October 9, 2006.”  Except for this correction, no other changes have been made to the Registrant’s definitive proxy statement.  The proxy card, date and time of the Annual Meeting and the matters to be voted upon all remain the same.